                               LAND O'LAKES, INC.
                                  NEWS RELEASE


FOR MORE INFORMATION, CONTACT:

         Lydia Botham      651-481-2123
         David Karpinski   651-481-2360

                   LAND O'LAKES REPORTS FIRST QUARTER RESULTS
              $2.0 billion in sales, $24.3 million in net earnings


April 26, 2005 (Arden Hills, Minn.)...Land O'Lakes, Inc. officials today reported on the company's first quarter financial results and outlined its progress against several strategic initiatives.

Land O'Lakes reported net sales of $2.05 billion and net earnings of $24.3 million for the first quarter of 2005, as compared to sales of $2.01 billion and net earnings of $45.1 million for the first quarter of 2004. Bank EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization and other items), as calculated pursuant to the company's senior credit agreements, was $61.9 million for the quarter versus $65.5 million for the first quarter of 2004. The company reaffirmed its guidance for full-year Bank EBITDA of $225 million in 2005.

Company officials indicated depressed egg prices (which resulted in losses in that business) were the key factor in the earnings decline, noting that the company's Dairy Foods Value Added, Feed, Seed and Agronomy businesses all met or exceeded expectations for the quarter. Among the factors contributing to the performance of these businesses were: the strength of the company's branded and proprietary businesses and product lines; aggressive and targeted marketing; and an internal focus on cost control, operating efficiency and supply chain management.

STRATEGIC INITIATIVES

Officials of the national dairy and agricultural cooperative indicated the company made progress in paying down debt, portfolio management and the strengthening of its brands and branded businesses.

In relation to paying down debt, Land O'Lakes reported $118 million in prepayments on term debt during the quarter, continuing a strong focus on debt reduction and balance sheet strength. The company's long-term debt-to-capital ratio improved to 48.1 percent at the end of the quarter, as compared to 49.1 percent one year ago.

The company's liquidity also was strong, with $227 million in available cash-on-hand and unused borrowing capacity at the end of the quarter.

In portfolio management, Land O'Lakes completed the sale of substantially all of its swine production assets to Maschhoffs West LLC. The Maschhoffs are one of the industry's most successful and respected independent family swine production operations.



                                     -more-


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Land O'Lakes - Page 2 of 3


Highlights in the area of branded business growth included the strong performance of several new and recently introduced Dairy Foods products under the LAND O LAKES brand; continued growth in CROPLAN GENETICS-branded volume in Seed; increased sales for the AgriSolutions(TM) product line in Agronomy; and the performance of LAND O LAKES- and Purina-branded products and the roll-out of the new Lake Country brand (for cooperative dealers) in Feed.

DAIRY FOODS

Land O'Lakes reported a pretax loss of $0.7 million in Dairy Foods for the quarter, as compared to $10.8 million in earnings in the first quarter of 2004. The most significant factor in the reported earnings decline was an $8-million difference in unrealized hedging gains ($0.5 million in gains at the end the first quarter of 2005 versus $8.5 million in gains at the end of the first quarter of 2004). Sales for the quarter totaled $955 million, up about $48 million from one year ago.

From a volume perspective, the company reported that retail butter and spreads volume was down 6 percent and total cheese volume was down 12 percent. This was attributed primarily to the timing of customer purchasing and customer inventory management strategies. In the first quarter of 2004, Land O'Lakes reported that customers advanced purchases, building inventories in anticipation of second-quarter wholesale price increases. The industry has returned to normal buying patterns in 2005.

Notably, new branded products did well in the marketplace. The first quarter saw the introduction of LAND O LAKES(R) Light Butter with Canola Oil, which exceeded expectations in terms of both customer acceptance and volumes. The company also introduced several new reduced-fat cheeses during the quarter and other recently launched products (like LAND O LAKES(R) Spreadable Butter with Canola Oil and LAND O LAKES(R) Fresh Buttery Taste(TM) Spread) performed well.

FEED

Land O'Lakes reported $8.8 million in pretax earnings in Feed for the quarter, as compared to $9.9 million one year ago. Notably, 2004 first-quarter earnings included $4.4 million in gains from litigation settlements, as compared to only $35,000 of such gains in the first quarter of 2005. Feed sales for the quarter were $631 million, down about $45 million from the first quarter of 2004. Company officials indicated this was due primarily to lower average feed prices.

The company continued to face challenging livestock feed markets, and volume in this segment was down 6 percent versus the first quarter of 2004. Lifestyle Feed volumes were up 4 percent quarter over quarter, driven in part by the strength of the LAND O LAKES and Purina brands. Key contributors were pet feed (up 12 percent), companion animal feed (up 5 percent) and horse feed (up 4 percent).

LAYERS/EGGS

The company participates in the layers/eggs industry through its MoArk joint venture. The quarter saw significantly depressed egg prices - with first-quarter 2005 averaging 74 cents/dozen versus $1.21/dozen for the first quarter of 2004. This decline negatively impacted earnings. For the quarter, Land O'Lakes reported a $6.3 million pretax loss in eggs, as compared to $29.4 million in pretax earnings for the first quarter one year ago. Sales for the quarter were $105 million, down from $175 million one year ago. This was due to lower market prices, as volumes were up in both shell and processed eggs, due in part to the first-quarter timing of the Easter holiday.



                                     -more-

Land O'Lakes - Page 3 of 3

SEED

Seed earnings for the quarter totaled $28.7 million, as compared to $13.9 million for the first quarter of 2004. Sales were also up, at $352 million for the quarter versus $243 million one year ago. These results were driven by increased volumes, with corn units up 34 percent, soybean units up 33 percent and alfalfa units up 13 percent. Timing of purchases contributed to these increases, with an early spring shifting some volume from the second quarter to the first. Volume in CROPLAN GENETICS-branded seed was up 29 percent.

AGRONOMY

The company reported a $7.0 million pretax loss for the quarter versus a breakeven first quarter one year ago. First-quarter losses are common in this segment, as the primary selling season does not start until spring. Land O'Lakes anticipates a 2005 cash dividend from Agriliance.

CONFERENCE CALL

The national food and agricultural cooperative will discuss its first quarter results in a conference call scheduled for 1:00 p.m., Eastern Time, April 26, 2005. The dial-in numbers are USA - 1-800-795-1259; International - 1-785-832-0326. The passcode is "Land O'Lakes." A replay of the conference call will be available through May 10, 2005, at USA - 1-888-219-1261; International - 1-402-220-4941. The replay access ID is #4826. Additional materials will be available on the company's website (www.landolakesinc.com) for an extended period of time.

Land O'Lakes is a national, farmer-owned food and agricultural cooperative, with annual sales of more than $7 billion. Land O'Lakes does business in all 50 states and more than 50 countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and local cooperatives with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.

Note: Attachments follow


                              CAUTIONARY STATEMENT

This press release contains forward-looking statements that are based on management's current expectations and assumptions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. In particular, management's expectations that the company will receive a dividend from Agriliance in 2005 may be affected by, among other things, the competitive environment in which Agriliance competes, Agriliance's dependence on its suppliers and the discretion of Agriliance's board members to declare a dividend. The company undertakes no obligations to publicly revise any forward-looking statements to reflect future events or circumstances. For a discussion of additional factors that may materially affect management's estimates and predictions, please view Land O'Lakes Annual Report filed on Form 10-K for the year ended December 31, 2004, which can be found on the Securities and Exchange Commission web site (www.sec.gov) and the company's website (www.landolakesinc.com).

                               LAND O'LAKES, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($ IN THOUSANDS)

                                                               MARCH 31,     DECEMBER 31,
                                                                 2005           2004
----------------------------------------------------------------------------------------
                                                             (UNAUDITED)
ASSETS
Current assets:
    Cash and short-term investments                         $    39,144      $    73,136
    Restricted cash                                              20,442           20,338
    Receivables, net                                            528,754          558,841
    Inventories                                                 472,131          454,015
    Prepaid expenses                                             51,058          284,484
    Other current assets                                         35,224           73,560
----------------------------------------------------------------------------------------
       Total current assets                                   1,146,753        1,464,374

Investments                                                     468,986          470,550
Property, plant and equipment, net                              590,561          610,012
Property under capital lease, net                                97,654          100,179
Goodwill                                                        329,754          331,582
Other intangibles                                                98,120           99,016
Other assets                                                    113,607          124,069
----------------------------------------------------------------------------------------
       Total assets                                         $ 2,845,435      $ 3,199,782
========================================================================================

LIABILITIES AND EQUITIES
Current liabilities:
    Notes and short-term obligations                        $    47,217      $    51,753
    Current portion of long-term debt                             9,319           10,680
    Current portion of obligations under capital lease           10,510           10,378
    Accounts payable                                            593,566          813,328
    Accrued expenses                                            211,312          228,435
    Patronage refunds and other member equities payable          16,583           22,317
----------------------------------------------------------------------------------------
       Total current liabilities                                888,507        1,136,891

Long-term debt                                                  811,448          933,236
Obligations under capital lease                                  88,375           90,524
Employee benefits and other liabilities                         182,964          174,877
Minority interests                                                9,752            9,350

Equities:
    Capital stock                                                 2,041            2,059
    Member equities                                             856,304          852,759
    Accumulated other comprehensive loss                        (72,609)         (73,792)
    Retained earnings                                            78,653           73,878
----------------------------------------------------------------------------------------
       Total equities                                           864,389          854,904
----------------------------------------------------------------------------------------
Commitments and contingencies
----------------------------------------------------------------------------------------
Total liabilities and equities                              $ 2,845,435      $ 3,199,782
========================================================================================

                               LAND O'LAKES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                ($ IN THOUSANDS)
                                   (UNAUDITED)

                                                                                  THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                             ----------------------------
                                                                                2005             2004
-----------------------------------------------------------------            -----------      -----------

Net sales                                                                    $ 2,046,425      $ 2,005,618

Cost of sales                                                                  1,864,456        1,805,816
-----------------------------------------------------------------            -----------      -----------
Gross profit                                                                     181,969          199,802


Selling, general and administrative                                              133,226          133,701

Restructuring and impairment charges                                                 919              900
-----------------------------------------------------------------            -----------      -----------
Earnings from operations                                                          47,824           65,201


Interest expense, net                                                             22,242           23,209

Other income, net                                                                    (35)          (6,187)

Equity in loss (earnings) of affiliated companies                                    812          (17,382)

Minority interest in earnings of subsidiaries                                        437            1,400
-----------------------------------------------------------------            -----------      -----------
Earnings before income taxes and discontinued operations                          24,368           64,161

Income tax expense                                                                 2,113           17,358
-----------------------------------------------------------------            -----------      -----------
Net earnings before discontinued operations                                       22,255           46,803

Earnings (loss) from discontinued operations, net of income taxes                  2,041           (1,678)
-----------------------------------------------------------------            -----------      -----------
Net earnings                                                                 $    24,296      $    45,125
=================================================================            ===========      ===========

                               LAND O'LAKES, INC.
                      Consolidated Statements of Cash Flows
                                ($ in thousands)
                                   (Unaudited)


                                                                               THREE MONTHS ENDED
                                                                                    MARCH 31,
                                                                            ------------------------
                                                                              2005           2004
                                                                            ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net earnings                                                          $  24,296      $  45,125
      (Earnings) loss from discontinued operations, net of income taxes        (2,041)         1,678
      Adjustments to reconcile net earnings to net
        cash provided by operating activities:
          Depreciation and amortization                                        24,714         27,176
          Amortization of deferred financing costs                              3,014          2,561
          Bad debt expense                                                        193            379
          Proceeds from patronage revolvement received                            749          1,334
          Non-cash patronage income                                              (677)          (412)
          Deferred income tax expense (benefit)                                 2,415           (865)
          Decrease in other assets                                              4,639          2,267
          Decrease in other liabilities                                          (548)          (416)
          Restructuring and impairment charges                                    919            900
          Gain from divestiture of business                                        --         (1,664)
          Equity in loss (earnings) of affiliated companies                       812        (17,382)
          Minority interests                                                      437          1,400
          Other                                                                   240           (476)
      Changes in current assets and liabilities, net of divestitures:
          Receivables                                                          28,055          7,974
          Inventories                                                         (24,954)       (24,926)
          Other current assets                                                234,077        198,264
          Accounts payable                                                   (219,762)      (176,792)
          Accrued expenses                                                     20,759         11,674
----------------------------------------------------------------------------------------------------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                                97,337         77,799

CASH FLOWS FROM INVESTING ACTIVITIES:
      Additions to property, plant and equipment                              (10,441)       (19,966)
      Acquisitions                                                            (30,106)            --
      Payments for investments                                                    (44)          (148)
      Net proceeds from divestiture of businesses                                  --          7,500
      Proceeds from sale of property, plant and equipment                       1,708          2,438
      Dividends from investments in affiliated companies                        2,248          8,671
      Increase in restricted cash                                                (104)           (49)
      Other                                                                      (204)           525
----------------------------------------------------------------------------------------------------
      NET CASH USED BY INVESTING ACTIVITIES                                   (36,943)        (1,029)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Decrease in short-term debt                                              (4,554)       (25,126)
      Proceeds from issuance of long-term debt                                    812         17,605
      Principal payments on long-term debt                                   (120,459)      (137,646)
      Principal payments on obligations under capital lease                    (2,579)        (2,524)
      Payments for debt issuance costs                                             --         (3,953)
      Payments for redemption of member equities                              (19,279)       (16,308)
      Other                                                                      (413)           138
----------------------------------------------------------------------------------------------------
      NET CASH USED BY FINANCING ACTIVITIES                                  (146,472)      (167,814)
      NET CASH PROVIDED BY DISCONTINUED OPERATIONS                             52,086          2,300
----------------------------------------------------------------------------------------------------
      NET DECREASE IN CASH AND SHORT-TERM INVESTMENTS                         (33,992)       (88,744)

CASH AND SHORT-TERM INVESTMENTS AT BEGINNING OF THE PERIOD                     73,136        110,274
----------------------------------------------------------------------------------------------------
CASH AND SHORT-TERM INVESTMENTS AT END OF THE PERIOD                        $  39,144      $  21,530
====================================================================================================

                  LAND O'LAKES, INC.
                        EBITDA
                   ($ in thousands)
                      (Unaudited)

                                                                                                TWELVE
                                                                                                 MONTHS
                                                                 THREE MONTHS ENDED              ENDED
                                                                      MARCH 31,                 MARCH 31,
                                                               ------------------------         ---------
                                                                 2005            2004             2005
--------------------------------------------------------       --------        --------         ---------
NET EARNINGS                                                   $ 24,296        $ 45,125             $ 604
Income taxes expense (benefit)                                    2,113          17,358           (13,841)
Minority interest in earnings of subsidiaries                       437           1,400               685
Equity in loss (earnings) of affiliated companies                   812         (17,382)          (40,218)
Interest expense, net                                            22,242          23,209            82,147
(Non-cash) cash patronage income                                    (56)            779             4,419
Joint venture cash distributions                                  2,221           9,509            42,497
Depreciation and amortization                                    24,714          27,176           104,751
Non-cash impairment charges                                         919             500            42,294
One-time items excluded in bank EBITDA                           (1,229)           (170)           (2,631)
Restructuring charges less cash paid                             (1,606)            (17)              779
Unrealized hedging (gain) loss                                   (7,225)        (13,152)           29,439
Unrestricted entities - EBITDA                                   (5,718)        (28,825)          (27,051)
--------------------------------------------------------       --------        --------         ---------
 BANK EBITDA (1)                                               $ 61,920        $ 65,510         $ 223,874
========================================================       ========        ========         =========

BANK COVENANTS                                                                                LTM 3/31/05
--------------                                                                                -----------

Interest expense coverage ratio - required (greater than or equal) 2.5                             3.14 x
Leverage ratio - required (smaller than or equal) 4.5                                              2.66 x

Consolidated cash interest expense (2)
--------------------------------------
INTEREST EXPENSE                                                                                $  82,148
Unrestricted subs interest expense                                                                (13,465)
Interest earned                                                                                     5,941
Change in accrued interest                                                                            863
Interest in discontinued operations                                                                 1,980
Non-cash amortized financing costs                                                                 (6,078)
                                                                                                ---------
   TOTAL BANK CONSOLIDATED CASH INTEREST EXPENSE                                                $  71,389
                                                                                                ---------

Consolidated Indebtedness (3)
-----------------------------
TOTAL INDEBTEDNESS (INCLUDES CAPITAL LEASES AND CAPITAL SECURITIES)                             $ 966,868
Less capital securities                                                                          (190,700)
Less CPI capital lease                                                                            (88,138)
Less MoArk capital lease                                                                          (10,730)
Less MoArk debt                                                                                   (70,973)
Less CPI bonds                                                                                    (10,000)
Less other unrestricted subs debt                                                                    (186)
                                                                                                ---------
   TOTAL BANK CONSOLIDATED INDEDTEDNESS                                                         $ 596,141
                                                                                                =========


(1)  As calculated as per the Senior Credit Agreements.
(2)  Dividends on capital securities are included in interest expense.
(3) Capital securities and external debt of unrestricted subsidiaries are excluded from the bank indebtedness calculation as per the Senior Credit Agreements.